Exhibit 99.1

NEONODE PROVIDES CORPORATE UPDATE

External Advisor and New Board Members to Guide Future Growth

Dual Listing onto Nasdaq OMX Stockholm Planned

STOCKHOLM, SWEDEN – June 12, 2017 – Neonode Inc. (NASDAQ: NEON), the Optical Interactive Sensing Technology Company, today announced key initiatives made by the Board of Directors.

●	Neonode has engaged an external advisor to assist with financial strategy and execution of the company’s growth plan
●	The Board of Directors will propose adding two new members at Neonode’s annual meeting of stockholders planned for August
o	Per Eriksson, CEO of NetEnt and previous CEO of Dell Nordic
o	Asa Hedin, director of several Swedish high-tech companies
●	Neonode is preparing for a dual listing of its common stock onto the Nasdaq OMX Stockholm

“Over the past several quarters, Neonode has invested in the new line of embedded sensor modules incorporating our zForce technology. The next step is to ensure we capitalize on our IP investments and leverage our strong client relationships. I am convinced that with the initiatives announced today, we are well positioned to further strengthen Neonode as a leading supplier of advanced sensor technology,” commented Thomas Eriksson, CEO of Neonode.

To oversee the company’s future growth and add new capabilities, two experienced technology executives will be proposed by Neonode at its upcoming annual meeting of stockholders to join the Board of Directors:

Per Eriksson currently serves as the President and CEO of digital entertainment company NetEnt, listed in Stockholm. He has more than 26 years of experience with B2B sales in the IT industry. Prior to joining NetEnt, Per Eriksson served as the President and CEO of Dustin Group, and as head of Dell EMC for EMEA and CEO of Dell Nordic. Per Eriksson is not related to Thomas Eriksson, CEO of Neonode.

Asa Hedin currently serves on the Board Directors of Tobii AB, Nolato AB, Immunova AB, Cellavision AB, Fingerprint Cards AB, and E. Ohman J:or Fonder AB. She also serves as an industrial advisor at the Department of Microtechnology and Nanoscience at Chalmers University of Technology. Ms. Hedin has held senior executive positions at companies such as Elekta, Gambro and Siemens Healthcare.

In addition, Neonode is preparing for a dual listing on the Nasdaq OMX Stockholm in order to increase awareness and reach a new investor base in the Swedish market. Neonode will continue to maintain its existing listing of common stock on the Nasdaq Capital Market in the United States.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses optical interactive sensing technologies. Neonode’s patented optical interactive sensing technology is developed for a wide range of devices like automotive systems, printers, PC devices, monitors, mobile phones, tablets and e-readers.

NEONODE and the NEONODE Logo are trademarks of Neonode Inc. registered in the United States and other countries. AIRBAR is a trademark of Neonode Inc. All other trademarks are the property of their respective owners.

For more information please visit www.neonode.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to financial strategy and growth, the annual meeting of stockholders, and a dual listing of common stock. These also include, but are not limited to, statements relating expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission (the ”SEC”) from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

Additional Information

In connection with its annual meeting of stockholders, Neonode intends to file a proxy statement with the SEC. Neonode stockholders and other interested persons are advised to read the proxy statement when available as it will contain important information about Neonode and the proposals to be submitted at its annual meeting. Stockholders can also obtain copies of the proxy statement when available, and other documents filed with the SEC, without charge, at the SEC's web site at www.sec.gov, or by directing a request to Neonode at Storgatan 23C, 11455, Stockholm, Sweden or by calling 46 (0) 8 667 17 17. Neonode and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the annual meeting. Information regarding the interests of these directors and executive officers will be included in the proxy statement when available. Additional information regarding Neonode’s directors and executive officers is included in Neonode’s Annual Report on Form 10-K for the year ended December 31, 2016, which is available free of charge at the SEC web site at www.sec.gov and at the address described above.

For more information, please contact:

Investor Relations:

David Brunton

Email: david.brunton@neonode.com

CFO

Lars Lindqvist

E-mail: lars.lindqvist@neonode.com

© 2017, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.